UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 6, 2019

ATRM Holdings, Inc.
(Exact Name of registrant as specified in its charter)

Minnesota	001-36318	41-1439182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 Gershwin Avenue N.
Oakdale, Minnesota  55128
(Address, including zip code, of principal executive offices)

(651) 704-1800
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition of Disposition of Assets.

As detailed in Item 5.07 below, at a special meeting of stockholders held on September 6, 2019 (the “Special Meeting”), the shareholders of ATRM Holdings, Inc., a Minnesota corporation (the “Company”), adopted the Agreement and Plan of Merger dated as of July 3, 2019 (as amended, the “Merger Agreement”) by and among the Company, Digirad Corporation, a Delaware corporation (“Parent”), and Digirad Acquisition Corporation, a Minnesota corporation and newly-formed subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent..

On September 10, 2019, Parent filed articles of merger with the Secretary of State of the State of Minnesota and completed the Merger, pursuant to which Merger Sub merged with and into the Company, resulting in the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

As a result of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares (i) owned by the Company or any subsidiary, (ii) owned by Parent or Merger Sub, or (iii) held by shareholders who have perfected and not withdrawn a demand for appraisal rights under Minnesota law (collectively (i), (ii) and (iii), “Excluded Shares”)) was cancelled and converted automatically into the right to receive 0.03 shares of a newly created Series A non-convertible perpetual preferred stock, par value $0.0001 per share, of Parent (“Series A Preferred Stock”). Each share of Company Series B preferred stock issued and outstanding immediately prior to the effective time of the Merger (other than Excluded Shares) was cancelled and converted automatically into the right to receive 2.5 shares of Series A Preferred Stock.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to our current report on Form 8-K filed July 3, 2019 and is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

Upon the effective time of the Merger, holders of the Company’s common stock and preferred stock immediately prior to such effective time ceased to have any rights as shareholders of the Company (other than their right to receive shares of Series A Preferred Stock, and accordingly, such holders no longer have any interest in the Company.

Item 5.01	Changes in Control of Registrant.

The information in Items 2.01 and 3.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the effective time of the Merger and pursuant to the terms of the Merger Agreement, each of the directors of the Company was removed.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 6, 2019, the Company held the Special Meeting to adopt the Merger Agreement. Adoption of the Merger Agreement required the affirmative vote of at least a majority of the outstanding shares of common stock entitled to vote thereon, voting as a separate class, and two-thirds of the outstanding shares of preferred stock entitled to vote thereon, voting as a separate class. According to the report of the inspector of elections, the Merger Agreement was approved by the Company’s shareholders at the Special Meeting.

A second proposal to approve, by a non-binding, advisory vote, the change in control payments to the Company’s President and Chief Executive Officer was also approved.

A third proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement was also approved, but was not needed.

The tally for the votes for the adoption of the Merger Agreement is as follows:

Common Stock:

FOR	AGAINST	ABSTAIN
1,464,438	12,608	2,505

Preferred Stock:
FOR	AGAINST	ABSTAIN
615,054	0	0

The tally for the votes for approval, by a non-binding, advisory vote, of the change in control payments to the Company’s President and Chief Executive Officer is as follows:

FOR	AGAINST	ABSTAIN
1,361,251	116,405	1,895

The tally for the votes to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement is as follows:

FOR	AGAINST	ABSTAIN
1,464,551	12,588	2,412

Item 8.01	Other Events.

In connection with the Merger and the cancellation of all outstanding common stock, the Company is expected to file with the Securities and Exchange Commission a certification on Form 15 on September 11, 2019, requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act of 1934, as amended and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2019	ATRM HOLDINGS, INC.

	By:	/s/ Daniel M. Koch
Daniel M. Koch
President and Chief Executive Officer